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                                                                       EXHIBIT 5

              [Letterhead of Womble Carlyle Sandridge & Rice, PLLC]

January 24, 2002

Frisby Technologies, Inc.
3195 Centre Park Boulevard
Winston-Salem, North Carolina 27107

         Re: Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-72274)

Gentlemen:

         We have acted as counsel to Frisby Technologies, Inc. (the "Company") in connection with the registration by the Company of (a) 1,863,306 outstanding shares (the "Primary Shares") of its common stock, par value $0.001 per share (the "Common Stock") and (b) 1,611,805 shares of Common Stock (the "Warrant Shares") issuable upon exercise of certain warrants to purchase Common Stock (the "Warrants") that may be offered and sold by certain security holders of the Company from time to time, as set forth in the Registration Statement on Form S-3 (the "Registration Statement") that is being filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This opinion is provided pursuant to the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

         In connection with the foregoing, we have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinions expressed herein and we have relied on certificates of officers and directors of the Company with respect to factual matters set forth therein.

         Based on the foregoing, we are of the opinion that:

         1. The Primary Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         2. The Warrant Shares have been duly authorized and, when issued and sold in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

         This opinion is limited to the corporate laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or other matters that may come to our attention after the date hereof.

         We hereby consent to be named in the Registration Statement under the heading "Legal Matters" as attorneys who passed upon the validity of the Primary Shares and the Warrant Shares and to the filing of a copy of this opinion as
Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Commission thereunder.


                                       Very truly yours,


                                       WOMBLE CARLYLE SANDRIDGE & RICE
                                       A Professional Limited Liability Company



                                       /s/ Womble Carlyle Sandridge & Rice, PLLC


JCH/PAZ